EXHIBIT 24(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Southern Electronics Corporation on Form S-8 of our report dated August 18, 1995, appearing in the Annual Report on Form 10-K of Southern Electronics Corporation for the year ended June 20, 1995.


DELOITTE & TOUCHE LLP


Atlanta, Georgia
November 9, 1995